Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement by Precision Therapeutics Inc. on Form S-8 of our audit report, dated August 30, 2018 (October 17, 2018, as to the effects of the restatement discussed in Note 3 and Note 5), relating to the consolidated financial statements of Helomics Holding Corporation and Subsidiaries as of and for the year ended December 31, 2017, which appears in Exhibit 99.3 to the Form 8-K report filed by Precision Therapeutics Inc. on October 30, 2018. We also consent to the incorporation by reference in this Registration Statement of our audit report, dated January 22, 2019, relating to the consolidated financial statements of Helomics Holding Corporation and Subsidiaries as of and for the nine months ended September 30, 2018, which appears in Exhibit 99.1 to the Form 8-K/A report filed by Precision Therapeutics Inc. on January 28, 2019.

Schneider Downs & Co., Inc.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

April 3, 2019